THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

JOHN KEELER & CO., INC.

4% Convertible Promissory Note

$________.00	November 26, 2019

The Convertible Note (this “Note”) has been issued in accordance with exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Merger Agreement, dated the date hereof (the “Merger Agreement”), among John Keeler & Co., Inc., d/b/a Blue Star Foods, a Florida corporation (the “Maker”), the Holder (as defined below), and the other Sellers signatories thereto, Coastal Pride Company, Inc., a South Carolina corporation, and Coastal Pride Seafood, LLC, a Florida limited liability company and wholly-owned subsidiary of the Maker. This Note is one of an issue of four (4) convertible notes (such notes, the “Other Convertible Notes”) issued pursuant to the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Section 1. Principal and Interest. FOR VALUE RECEIVED, the Maker promises to pay to the order of __________________, an individual (the “Holder”), the principal sum of _____________________ ($______.00) together with interest on any outstanding unpaid principal at the rate of four percent (4%) per annum (computed on the basis of a 365-day year and the actual days elapsed), as reduced by the issuance of Conversion Shares described in Section 4 below. One-sixth (1/6) of the total principal amount hereunder and all accrued interest thereon shall be payable quarterly commencing on the first day of August 26, 2021, subject to adjustment as described in Section 7 below.

All payments due hereunder shall be made in lawful money of the United States.

Section 2. Paying Agent and Registrar. Initially, the Maker shall act as paying agent and registrar. The Maker may change any paying agent or registrar by giving the Holder not less than five (5) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.

Section 3. Prepayment. The principal hereunder and any and all interest accrued thereon may be prepaid by the Maker in whole or in part at any time without premium or penalty.

Section 4. Conversion. At the election of the Holder given at any time after the first anniversary of the date of this Note and prior to the end of the 36-month term of this Note and prior to payment in full of this Note, the principal amount of, together with accrued interest on, this Note may be convertible, in whole or in part, into shares of common stock, par value $0.0001 per share, of Blue Star Foods Corp., a Delaware corporation (“Blue Star”) and the parent of the Maker, (the “Common Stock”) at the rate of one share for each $2.00 of principal and/or interest so converted (the “Conversion Shares”). Upon delivery to the Maker of a completed Notice of Conversion, in the form attached hereto, Blue Star shall issue and deliver to the Holder as promptly as practicable after receipt of such Notice of Conversion that number of Conversion Shares for the portion of this Note converted in accordance with the foregoing. The Holder shall not have rights as a shareholder of Blue Star with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of Blue Star with respect to the Conversion Shares when issued.

Section 5. Adjustment of Number of Shares Issuable Upon Conversion. In the event that Blue Star shall, after the date of issuance of this Note: (i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class); (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the number of shares issuable upon conversion of this Note shall be adjusted so that the Holder shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such action had this Note been converted immediately prior thereto, and the number of shares issuable upon conversion of this Note shall thereafter be subject to further adjustment pursuant to this Section 5. An adjustment made pursuant to this Section 5 shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately upon the effective date in the case of a subdivision, combination or reclassification.

Section 6. Reservation of Shares. Blue Star shall reserve and keep available out of its authorized common stock that number of shares equal the number of Conversion Shares issuable upon conversion of all outstanding amounts under this Note.

Section 7. Offset. The principal amount due under this Note shall be reduced, pro rata with the principal amounts due under the Other Convertible Notes and the promissory note issued by the Maker to Walter Lubkin, Jr., dated even date herewith, by the amount of Damages, if any, to the Purchaser Indemnified Parties under Sections 6.2 and 6.3 of the Merger Agreement.

Section 8. Leak-Out. During the period commencing on the Closing Date and ending on the one-year anniversary thereof, the Holder may not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (each a “Transfer”), any Conversion Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such shares, whether any such transaction is to be settled by delivery of securities, in cash or otherwise. From and after the one-year anniversary of the Closing Date, the Holder may Transfer up to 25% of the aggregate of the Consideration Shares received under the Purchase Agreement and the Conversion Shares held by the Holder, in each successive six-month period.

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Section 9. Events of Default. An Event of Default is defined as follows: (i) failure by the Maker to pay interest and/or principal under the Note when due, which failure shall continue unremedied for fifteen (15) or more business days after notice of such failure has been given to the Maker; or (ii) if the Maker files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Maker, and has not been resolved in a period of thirty (30) days after such commencement.

Upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, become immediately due and payable.

Section 10. Representations of the Holder.

(a) The Holder is acquiring this Note for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in this Note or any portion thereof. The Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation rights to such Person or to any third party with respect to this Note.

(b) The Maker is under no obligation to register this Note or the Conversion Shares under the Securities Act.

Section 11. Notice. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

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If to the Maker to:	John Keeler & Co., Inc.
3000 NW 109th Avenue Miami, Florida 33172 Attn: Christopher Constable Facsimile: (306)-836-6859

With a copy to:	The Crone Law Group, P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Attention: Eric Mendelson, Esq. Facsimile: (818) 688-3130

If to the Holder:	_______________ _______________ Facsimile: _____________

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 12. Rank; Subordination. All payments due under this Note shall rank pari passu with all Other Convertible Notes and shall be subordinate and subject to prior payment in full of all indebtedness and other liabilities and obligations of the Maker under its loan and security agreement with ACF Finco I LP, dated August 31, 2016, as amended, and related revolving credit note and other associated documents.

Section 13. Governing Law. This Note shall be deemed to be made and governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. The Maker and the Holder hereby consent to and irrevocably submit to personal jurisdiction over each of them by the applicable State or Federal Courts of the State of Florida, County of Dade, in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and other documents and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Section 11 above.

Section 14. Severability; Amendment. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect. This Note may be amended only with the written consent of the Holder and the Maker.

Section 15. Successors and Assigns. This Note may not be assigned or transferred by the Holder without the prior written consent of the Maker. Subject to the preceding sentence, the rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the Holder.

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IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above by its duly authorized officer.

JOHN KEELER & CO., INC.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

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